CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Registration Statement on Form S-8 filed with the Securities and Exchange Commission of our report dated November 4, 2005 on the financial statements of American Bancorp of New Jersey, Inc. (formerly "ASB Holding Company") for the year ended September 30, 2005 included in the 2005 Annual Report on Form 10-K for American Bancorp of New Jersey, Inc.


                                                /s/ Crowe Chizek and Company LLC
Livingston, New Jersey
January 30, 2006